EXHIBIT 99.1

                      Press Release Filed January 24, 2005

Media Contacts:
Christopher Downie
Motient Communications
847-478-4200
chris.downie@motient.com


        Motient Engages Deutsche Bank To Provide Advisory and Investment
                                Banking Services


LINCOLNSHIRE, IL, January 24, 2005 -- Motient Corporation (MNCP) announced today that it has engaged Deutsche Bank Securities Inc. to provide advisory and investment banking services. Deutsche Bank is expected to work with management and Motient's current strategic advisors to identify and develop new opportunities for the wireless network company. "In light of our recently announced intention to purchase Telcom Satellite Ventures' interests in Mobile Satellite Ventures LP and the rapidly changing telecom sector, the Motient Board of Directors felt it was important for the company to retain a well known, well respected firm like Deutsche Bank to provide necessary banking and advisory services to the company as opportunities arise," said Steven Singer, Motient's chairman.

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About Motient Corporation:

Motient Corporation is a nationwide provider of wireless data solutions for Fortune 500 companies and the small to medium size enterprise business market. Motient built and operated the nation's first wireless data network, DataTAC(R), and offers proprietary applications, one source support and wireless consulting services that enhance the performance, efficiency and cost-effectiveness of enterprise wireless networks.

http://www.motient.com.

Statement under the Private Securities Litigation Reform Act:

With the exception of any historical information contained in this release, the matters described herein contain forward-looking statements that involve risk and uncertainties that may individually or mutually impact the matters herein described, which could cause actual results or revenues to differ materially from those contemplated by these statements.